UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2010

MANHATTAN SCIENTIFICS, INC.
(Name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization) 405 Lexington Avenue, 32nd Floor New York, New York (Address of principal executive offices)	000-28411 (Commission File Number)	85-0460639 (I.R.S. Employer Identification Number) 10174 (Zip Code)

Registrant’s telephone number, including area code: (212) 551-0577

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Manhattan Scientifics, Inc. (the “Company”) received confirmation from Carpenter Technology Corporation (“Carpenter”) that the Company has satisfied its performance obligations under paragraph 5.4 of the Technology Transfer Agreement between the parties dated August 12, 2009 (attached to Form 10-Q/A filed on October 4, 2010) (the Agreement”). As a result, the Company received a payment from Carpenter on October 15, 2010, in the amount of $1,000,000, as required by paragraph 8.1.2 of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANHATTAN SCIENTIFICS, INC.

Date: October 21, 2010	By:	/s/ Emmanuel Tsoupanarias
Name: Emmanuel Tsoupanarias
Title: Chief Executive Officer